Exhibit 99.1

SNAP Terminates Merger Agreement with LiveXLive Media

Snap Interactive Will Move Forward as a Stand-Alone Entity; Will Continue to Consider Strategic Alternatives

NEW YORK, NY, October 31, 2017 — Snap Interactive, Inc. (“SNAP,” the “Company,” “we,” “our” or “us”) (OTCQB: STVI) a leading provider of live video social networking and interactive dating applications, today announced the termination of the previously announced merger agreement with LiveXLive Media, Inc.

The merger agreement was terminated by SNAP due to certain conditions of the agreement that were not fulfilled as of October 27, 2017, which relieved SNAP of its obligations under the agreement. No termination fee is payable by SNAP in connection with the termination of the merger agreement.

Alex Harrington, Chief Executive Officer of SNAP, commented, “Though we recognized the potential benefits of a transaction with LiveXLive, we believe SNAP has substantial value creation potential as a stand-alone business. The acquisition interest from LiveXLive was a great validation of the potential of the SNAP enterprise, particularly recognizing the underlying value of our live video technology and new product initiatives. We continue to entertain strategic alternatives that may accelerate realization of value for shareholders while also delivering a strong pipeline of upcoming product enhancements and launches that will further our standing as an innovator in live video social networking applications.”

About Snap Interactive, Inc.

Snap Interactive, Inc. is a leading provider of live video social networking and interactive dating applications. SNAP has a diverse product portfolio consisting of nine products, including Paltalk and Camfrog, which together host one of the world's largest collections of video-based communities, and FirstMet, a prominent interactive dating brand serving users 35 and older. The Company has a long history of technology innovation and holds 26 patents related to video conferencing and online gaming.

For more information, please visit http://www.snap-interactive.com.

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IR Contact:

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Forward-Looking Statements

This press release contains "forward-looking statements." Such statements may be preceded by the words "intends," "may," "will," "plans," "expects," "anticipates," "projects," "predicts," "estimates," "aims," "believes," "hopes," "potential," or similar words. Forward-looking statements are not guarantees of future performance, are based on certain assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond the Company's control, and cannot be predicted or quantified and consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, risks and uncertainties associated with general economic, industry and market sector conditions; the ability to effectively integrate the operations of the Company and AVM; the timing and amount of any future repurchases of the Company's common stock, if any; user acceptance of our updated applications; the Company's ability to institute corporate governance standards or achieve compliance with national securities exchange listing requirements; the Company's future growth and the ability to obtain additional financing to implement the Company's growth strategy; the ability to increase or recognize revenue, decrease expenses and increase the number of active subscribers, new subscription transactions or monthly active users; the ability to enter into new advertising agreements; the Company's ability to generate positive cash flow from operations; the ability to diversify new user acquisition channels or improve the conversion of users to paid subscribers; the ability to anticipate and respond to changing user and industry trends and preferences; the intense competition in the online dating marketplace; the ability to release new applications or derive revenue from new applications; and circumstances that could disrupt the functioning of the Company's applications. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company's filings with the Securities and Exchange Commission ("SEC"), including the Company's most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Investors and security holders are urged to read these documents free of charge on the SEC's web site at http://www.sec.gov.

All forward-looking statements speak only as of the date on which they are made. The Company undertakes no obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement was made, except to the extent required by applicable securities laws.